Exhibit 4.70

Fifth Supplemental Agreement to Secured Loan Facility Agreement dated 20 January 2010 as amended and restated by a first deed of amendment and restatement dated 8 December 2010, a second deed of amendment and restatement dated 19 October 2012, as further amended and supplemented by a third supplemental agreement dated 27 April 2016 and as further amended and supplemented by a fourth supplemental agreement dated 22 January 2018
Dated 19 September 2018

(1)	Cerise Shipping Corp. (as borrower)

(2)	TMS Tankers Ltd. (as existing guarantor)

(3)	Lilac Shipmanagement S.A. (as existing chargor)

(4)	TMS Tankers Ltd. (as manager)

(5)	Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft (as lender)

Contents
		Page

1	Interpretation	2

2	Conditions	3

3	Representations	7

4	Amendments to Loan Agreement	7

5	Release	10

6	Confirmations and Undertakings	10

7	Notices, Counterparts, Governing Law and Enforcement	10

Schedule 1 First Effective Date Confirmation		11

Schedule 2 Second Effective Date Confirmation		12

Schedule 3 The Charge Documents		13

Fifth Supplemental Agreement

Dated 19 September 2018
Between:
(1)
Cerise Shipping Corp., a company incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Borrower”);

(2)
TMS Tankers Ltd., a company incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 acting in its capacity as existing guarantor (in that capacity, the “Existing Guarantor”);

(3)
Lilac Shipmanagement S.A., a company incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Existing Chargor”);

(4)
TMS Tankers Ltd., a company incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 acting in its capacity as manager (in that capacity, the “Manager”); and

(5)	Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft acting through its office at Adolphsplatz 7, 20457 Hamburg, Germany (the “Lender”).
Supplemental to a secured loan agreement dated 20 January 2010 as amended and restated by a first deed of amendment and restatement dated 8 December 2010, a second deed of amendment and restatement dated 19 October 2012, as further amended and supplemented by a third supplemental agreement dated 27 April 2016 and as further amended and supplemented by a fourth supplemental agreement dated 22 January 2018 (the “Loan Agreement”) made between the Borrower and the Lender, on the terms and subject to the conditions of which the Lender agreed to advance to the Borrower an aggregate amount not exceeding the lesser of (i) thirty million Dollars ($30,000,000) and (ii) sixty per cent of the Fair Market Value of the Vessel.
Whereas:
(A)	The Borrower has made the following requests (together the “First Requests”):
(a)
that the Lender permits the Borrower to have the option to request consent to a change in control of the Borrower whereby the New Chargor will acquire all of the issued shares in the Borrower (the “Option”); and

(b)	that the Lender consents to certain amendments to the Loan Agreement.
(B)	In the event that the Option is exercised by the Borrower, the Borrower has made the following further requests (the “Second Requests” and together with the First Requests, the “Requests”):
that the Lender consents to:

(a)	the acquisition of the issued shares in the Borrower by the New Chargor;
(b)	the release of the Existing Chargor from its obligations under the Existing Shares Charge and the replacement of the Existing Chargor with the New Chargor who will enter into the New Shares Charge;
(c)	the release of the Existing Guarantor from its obligations under the Existing Guarantee and the replacement of the Existing Guarantor with the New Guarantee who will enter into the New Guarantee; and
(d)	certain consequential amendments to the Loan Agreement.
(C)	The Lender has agreed to consent to the Requests on the terms set out in this Supplemental Agreement.
It is agreed that:
1	Interpretation
1.1	In this Supplemental Agreement:
1.1.1	“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
1.1.2	“Existing Guarantee” means the guarantee and indemnity granted by the Existing Guarantor in favour of the Lender dated 8 December 2010.
1.1.3	“Existing Shares Charge” means the first priority deed of charge over of all the issued shares of the Borrower granted by the Existing Chargor in favour of the Lender dated 22 January 2018.
1.1.4
“First Effective Date” means the date on which the Lender confirms to the Security Parties in writing substantially in the form set out in Schedule 1 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Lender shall be under no obligation to give if a Default shall have occurred.

1.1.5
“New Chargor” means Oil Tankers Investments Inc., a corporation incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

1.1.6	“New Guarantee” means the guarantee and indemnity to be granted by the New Guarantor in favour of the Lender.
1.1.7
“New Guarantor” means Dryships Inc., a corporation incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

1.1.8	“New Shares Charge” means the first priority deed of charge of all the issued shares of the Borrower to be granted by the New Chargor in favour of the Lender.

1.1.9	“Relevant Documents” means the New Shares Charge and the New Guarantee.
1.1.10
“Second Effective Date” means the date on which the Lender confirms to the Security Parties in writing substantially in the form set out in Schedule 1 that all of the conditions referred to in Clause 2.3 have been satisfied, which confirmation the Lender shall be under no obligation to give if a Default shall have occurred.

1.1.11	“Security Parties” means all parties to this Supplemental Agreement other than the Lender and “Security Party” means any one of them.
1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it is set out in full.

1.3	The Lender and the Borrower hereby designate this Supplemental Agreement as a Finance Document.
2	Conditions
2.1
As conditions for the agreement of the Lender to the First Requests and for the effectiveness of the First Effective Date, the Borrower shall deliver or cause to be delivered to or to the order of the Lender the following documents and evidence on or before the First Effective Date:

2.1.1
a copy of a certificate from a duly authorised officer of the Borrower, the Existing Guarantor and the Existing Chargor confirming that none of the documents delivered to the Lender pursuant to clauses 3.1 and 3.4 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Lender, or copies, certified by a duly authorised officer of the Borrower, the Existing Guarantor and the Existing Chargor as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified, with the original to follow within five (5) Business Days after the First Effective Date;

2.1.2
a copy, certified by the secretary or a duly authorised officer of the Borrower, the Existing Guarantor and the Existing Chargor as true, complete and accurate and neither amended nor revoked, of a resolution of the directors and a resolution of the shareholders of the Borrower, the Existing Guarantor and the Existing Chargor (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by the Borrower, the Existing Guarantor and the Existing Chargor pursuant to this Supplemental Agreement;

2.1.3
a copy of a power of attorney of the Borrower, the Existing Guarantor and the Existing Chargor under which this Supplemental Agreement and any documents required pursuant to it are to be executed by Borrower, the

Existing Guarantor and the Existing Chargor, with the original to follow within five (5) Business Days after the First Effective Date;
2.1.4
a copy certificate of good standing in respect of the Borrower, the Existing Guarantor and the Existing Chargor (if such a certificate can be obtained), with a certified copy by the legal counsel of the Borrower to follow within five (5) Business Days after the First Effective Date;

2.1.5
a copy certificate of the secretary or a duly authorised officer of the Borrower setting out the name of the Ultimate Beneficial Owner (as defined in Clause 4.1.1 below) as the ultimate beneficial owner of the Borrower, with a copy certified by the legal counsel of the Borrower to follow within five (5) Business Days after the First Effective Date.

2.1.6
a legal opinion of Stephenson Harwood LLP, legal advisers to the Lender as to English law as to this Supplemental Agreement and any document to be executed pursuant to this Supplemental Agreement, addressed to the Lender or confirmation satisfactory to the Lender that such opinions will be given;

2.1.7
a copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Supplemental Agreement or any documents reasonably required pursuant to it for the validity and enforceability of this Supplemental Agreement or any documents reasonably required pursuant to it; and

2.1.8	any documents which the Lender considers to be necessary in relation to the requirements of the German Banking Act (Kreditwesengesetz, KWG).
2.2
The Borrower shall deliver or cause to be delivered to or to the order of the Lender evidence of payment to the Lender of an amendment fee of $10,000 within five (5) Business Days after the First Effective Date and evidence that any fees, costs and expenses due from the Borrower under clause 8 (Transaction Expenses) of the Loan Agreement have been or will be paid not later than ten (10) Business Days after the date on which the relevant invoice is sent by the Lender to the Borrower.

2.3
As conditions for the agreement of the Lender to the Second Requests and for the effectiveness of Clause 4.1, the Borrower shall deliver or cause to be delivered to or to the order of the Lender the following documents and evidence on or before the Second Effective Date:

2.3.1
a copy of a certificate from a duly authorised officer of the Borrower confirming that none of the documents delivered to the Lender pursuant to Clauses 2.1.1, 2.1.2, 2.1.3 and 2.1.4 of this Supplemental Agreement have been amended or modified in any way since the date of their delivery to the Lender, or copies, certified by a duly authorised officer of the Borrower as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified, with the original to follow within five (5) Business Days after the Second Effective Date;

2.3.2
a copy of the constitutional documents of the New Guarantor and the New Chargor, including in the case of the New Chargor, evidence that the shares in the New Shares Charge are wholly owned by the New Chargor, together with such other evidence as the Lender may reasonably require that each of the New Guarantor and the New Chargor are duly incorporated in its country of incorporation and remain in existence and in good standing with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party, together with an original certificate of a duly authorised officer of the New Guarantor and the New Chargor certifying that each copy document relating to it specified in this Clause 2.3 is correct, complete and in full force and effect and setting out (i) the names of the directors, officers and shareholders of the New Chargor and the proportion of shares held by each shareholder of the New Chargor and (ii) the names of the directors and officers of the New Guarantor;

2.3.3
a copy, certified by the secretary or a duly authorised officer of the New Guarantor and the New Chargor as true, complete and accurate and neither amended nor revoked, of a resolution of the directors and, where applicable, a resolution of the shareholders of the New Guarantor and the New Chargor (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of, the Relevant Documents to which it is or is to become a party;

2.3.4
an original of a power of attorney of the New Guarantor and the New Chargor under which the Relevant Documents to which it is or is to become a party are to be executed by the New Guarantor and the New Chargor;

2.3.5	a copy (certified by the legal counsel of the Borrower) of a certificate of good standing in respect of the New Guarantor and the New Chargor (if such a certificate can be obtained);
2.3.6
the following legal opinions as to this Supplemental Agreement and any document to be executed pursuant to this Supplemental Agreement, each addressed to the Lender or confirmation satisfactory to the Lender that such opinions will be given:

(a)	a legal opinion of Poles, Tublin, Stratakis & Gonzales LLP, legal advisers to the Lender as to Marshall Islands law; and
(b)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Lender as to English law;
2.3.7
such documentation and other evidence as the Lender may reasonably require of the New Guarantor and the New Chargor in order for the Lender to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in this Supplemental Agreement or for the purposes of the Lender renewing any such “know your customer” or similar identification procedures at any other time during the Facility Period; and

2.3.8	an original of the New Guarantee duly executed by the New Guarantor;

2.3.9
an original of the New Shares Charge duly executed by the New Chargor in favour of the Lender together with all other documents required by the New Shares Charge, including, without limitation, all share certificates, transfer forms, proxy forms, letters of resignation and letters of undertaking;

2.3.10
an original certificate of the secretary or a duly authorised officer of the Borrower setting out the details of the directors, officers, shareholders and the shareholding of the Ultimate Beneficial Owner (as defined in Clause 4.1.1 below) as the ultimate beneficial owner of the Borrower, the New Guarantor and the New Chargor (in accordance with the Lender’s internal know your customer requirements);

2.3.11	an up to date copy of the Register of Share Transfer of the Borrower certified as true, accurate and complete by the secretary or a duly authorised officer of the Borrower;
2.3.12	an original of the new share certificate(s) of the Borrower in the name of the New Chargor as the owner of all the issued and outstanding shares in the Borrower;
2.3.13	a copy of the share purchase agreement between the Existing Chargor and the New Chargor, duly executed;
2.3.14
evidence that the New Guarantor owns all of the issued shares in the New Chargor, in the form of a copy, certified by the secretary or a duly authorised officer of the New Chargor as true, complete and accurate and neither amended nor revoked, of the share certificate(s) in the name of the New Guarantor as the owner of all the issued and outstanding shares in the New Chargor;

2.3.15	the Original Financial Statements of the New Guarantor together with a Compliance Certificate signed by any director or authorised signatory of the New Guarantor;
2.3.16	evidence that any process agent appointed by the New Guarantor pursuant to the New Guarantee has accepted its appointment;
2.3.17	evidence that any process agent appointed by the New Chargor pursuant to the New Shares Charge has accepted its appointment;
2.3.18	a notice from the Borrower advising the Lender of the acquisition of the issued shares in the Borrower by the New Chargor; and
2.3.19
a copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Supplemental Agreement or any documents required pursuant to it for the validity and enforceability of this Supplemental Agreement or any documents required pursuant to it.

2.4	All documents and evidence delivered or to be delivered to the Lender pursuant to this Clause 2 shall:

2.4.1	be in form and substance acceptable to the Lender;
2.4.2	be accompanied, if required by the Lender, by translations into the English language, certified in a manner acceptable to the Lender;
2.4.3	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender; and
2.4.4
in the case of the New Guarantee and the New Shares Charge, be subject to any amendments to the forms agreed prior to the date of this Supplemental Agreement that the Lender may in its discretion require prior to the Second Effective Date.

3	Representations
3.1
Each of the representations contained in clause 11 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Supplemental Agreement, at the First Effective Date and at the Second Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Supplemental Agreement and (as at the Second Effective Date) as if references to (i) the Finance Document included the New Guarantee and New Shares Charge and (ii) the Security Parties included the New Guarantor and the New Chargor.

3.2
Any representation made by a Security Party in any of the Security Documents to which it is a party shall be deemed repeated by that Security Party at the date of this Supplemental Agreement, at the First Effective Date and at the Second Effective Date, by reference to the facts and circumstances then pertaining.

4	Amendments to Loan Agreement
4.1	With effect from the Second Effective Date the following amendments will be made to the Loan Agreement:
4.1.1	the following definitions shall be inserted in clause 1.1 (Definitions and Interpretations) in alphabetical order:
“Fifth Supplemental Agreement” means the fifth supplemental agreement to this Agreement dated 19 September 2018 entered into between, amongst others, the Borrower and the Lender.
“First Effective Date” means the “Effective Date” as defined in the Fourth Supplemental Agreement.
“Fourth Supplemental Agreement” means the fourth supplemental agreement to this Agreement dated 22 January 2018 entered into between, amongst others, the Borrower and the Lender.

“New Guarantee” means the guarantee and indemnity granted by the Corporate Guarantor in favour of the Lender.
“New Shares Charge” means the first priority deed of charge of all the issued shares of the Borrower granted by the Chargor in favour of the Lender.
“Second Effective Date” means the “Second Effective Date” as defined in the Fifth Supplemental Agreement.
“Ultimate Beneficial Owner” means Mr. George Economou, a citizen of Greece residing, as the date of this Agreement, at 38 Boulevard du Jardin Exotique, 98000 Monaco and/or any of his linear descendants.
4.1.2	The definition of “Chargor” shall be deleted in its entirety and replaced with the following:
“Chargor” means Oil Tankers Investments Inc., a corporation incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, a 100% wholly owned Subsidiary of the Corporate Guarantor.
4.1.3	The definition of “Corporate Guarantor” shall be deleted in its entirety and replaced with the following:
“Corporate Guarantor” means Dryships Inc., a corporation incorporated according to the law of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.
4.1.4	In the definition of “Original Financial Statements”:
(a)	the word “2016” shall be replaced with “2017”; and
(b)	the word “combined” shall be replaced with “consolidated”.
4.1.5	In Clause 12.1.1 and 12.1.3 the word “combined” shall be replaced with “consolidated”.
4.1.6	The definition of “Security Documents” shall be read and construed to include the New Guarantee and the New Shares Charge.
4.1.7	All references to the “Guarantee” shall be read and construed as references to the New Guarantee.
4.1.8	All references to “Effective Date” shall be to the “First Effective Date”.
4.1.9	All references to the “Shares Charge” shall be read and construed as references to the New Shares Charge.
4.1.10	Clause 11.1.12 shall be deleted in its entirety and replaced with the following:
“No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of the Borrower’s knowledge threatened) (other than in (i) relation to the Managers and (ii) as disclosed to the Lender prior to the Second Effective Date) which, if adversely determined, might reasonably be expected to have a materially adverse effect on the business, assets, financial condition or credit worthiness of any Security Party.”
4.1.11	Clause 12.3.17 shall be deleted in its entirety and replaced with the following:
“No change in shareholding The Borrower shall not and shall procure that the Guarantor shall not, without the prior written consent of the Lender, permit any change in its beneficial ownership and control which, for the avoidance of doubt, shall include the Ultimate Beneficial Owner ceasing to hold equal to or more than 50% of the issued share capital of the Corporate Guarantor.”
4.1.12	Clause 13.1.4 shall be deleted in its entirety and replaced with the following:
“Cross default Any Financial Indebtedness of a Security Party (other than the Managers):
(a)	is not paid when due or within any originally applicable grace period; or
(b)	is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or
(c)	is capable of being declared by a creditor to be due and payable before its specified maturity as a result of such an event.
No Event of Default will occur under this Clause 13.1.4 in the case of (i) the Borrower, if the aggregate amount of Financial Indebtedness is less than $1,000,000, (ii) the Chargor, if the aggregate amount of Financial Indebtedness is less than $1,000,000 or (iii) the Corporate Guarantor, if the  aggregate  amount  of  Financial  Indebtedness  is  less  than $10,000,000.”
4.1.13	In Clauses 13.1.5 (Insolvency) and 13.1.6 (Insolvency proceedings) reference to the Security Parties shall exclude the Managers.
4.1.14	Clause 13.1.8 shall be deleted in its entirety and replaced with the following:
“Change in ownership or control of the Borrower or the Guarantor There is any change in the beneficial ownership or control of the Borrower or the Guarantor from that advised to the Lender by the Borrower at the date of this Agreement which, for the avoidance of doubt, shall include the Ultimate Beneficial Owner ceasing to hold equal to or more than 50% of the issued share capital of the Corporate Guarantor.”

5	Release
5.1
With effect from the Second Effective Date and without prejudice to the obligations of the Borrower under, or to the validity of, the Loan Agreement and without prejudice to the obligations of the Security Parties (other than the Existing Guarantor and the Existing Chargor) under, or to the validity of, the Security Documents (other than the Existing Guarantee and the Existing Shares Charge) all of which shall remain in full force and effect, the Lender hereby releases and discharges the Existing Guarantor and Existing Chargor from all their obligations under the Existing Guarantee and Existing Shares Charge and discharges all security granted by the Existing Guarantor and the Existing Chargor under the Existing Guarantee and Existing Shares Charge.

5.2
The Lender hereby undertakes promptly after the Second Effective Date to return to the Existing Chargor the Charge Documents (as defined in the Existing Shares Charge) delivered to the Lender pursuant to the Existing Shares Charge and specified in Schedule 3 to this Deed.

5.3
By executing this Supplemental Agreement the Borrower agrees that it will continue to be bound by its obligations under the Loan Agreement and that the Loan Agreement shall remain in full force and effect notwithstanding the provisions of Clause 5.1 of this Supplemental Agreement.

5.4
By executing this Supplemental Agreement the Manager agrees that it will continue to be bound by its obligations under the Security Documents which it may have executed in favour of the Lender pursuant to the Loan Agreement and that any such documents shall remain in full force and effect notwithstanding the provisions of Clause 5.1 of this Supplemental Agreement.

6	Confirmations and Undertakings
6.1
Subject to Clause 5 (Release), each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made by this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement (however described) are references to the Loan Agreement as amended in this Supplemental Agreement.

6.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendment to the Loan Agreement made in this Supplemental Agreement.
7	Notices, Counterparts, Governing Law and Enforcement
The provisions of clause 17 (Notices), clause 20.5 (Counterparts) and clause 21 (Law and Jurisdiction) of the Loan Agreement shall apply to this Supplemental Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Supplemental Agreement, (b) references to the Finance Documents include this Supplemental Agreement and (c) references to the Borrower are references to each Security Party.

Schedule 1
First Effective Date Confirmation
To:	Cerise Shipping Corp. TMS Tankers Ltd. Lilac Shipmanagement S.A.

We, Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft, refer to the fifth supplemental agreement dated                                                   2018 (the “Fifth Supplemental Agreement”) relating to a secured loan agreement dated 20 January 2010 as amended and restated by a first deed of amendment and restatement dated 8 December 2010, a second deed of amendment and restatement dated 19 October 2012 as further amended and supplemented by a third supplemental agreement dated 27 April 2016 and as further amended and supplemented by a fourth supplemental agreement dated 22 January 2018 (the “Loan Agreement”) made between Cerise Shipping Corp. as borrower and ourselves as the lender in respect of a loan to the Borrower from us of up to (i) thirty million Dollars ($30,000,000) and (ii) sixty per cent of the Fair Market Value (as defined in the Loan Agreement) of m.v. “BOTAFOGO”.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Fifth Supplemental Agreement have been satisfied. In accordance with Clause 2.1 of the Fifth Supplemental Agreement the First Effective Date is the date of this confirmation.
Dated                                                            2018
Signed:

For and on behalf of
Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft

Schedule 2 Second
Effective Date Confirmation
To:	Cerise Shipping Corp. TMS Tankers Ltd. Lilac Shipmanagement S.A.

We, Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft, refer to the fifth supplemental agreement dated                                                   2018 (the “Fifth Supplemental Agreement”) relating to a secured loan agreement dated 20 January 2010 as amended and restated by a first deed of amendment and restatement dated 8 December 2010, a second deed of amendment and restatement dated 19 October 2012 as further amended and supplemented by a third supplemental agreement dated 27 April 2016 and as further amended and supplemented by a fourth supplemental agreement dated 22 January 2018 (the “Loan Agreement”) made between Cerise Shipping Corp. as borrower and ourselves as the lender in respect of a loan to the Borrower from us of up to (i) thirty million Dollars ($30,000,000) and (ii) sixty per cent of the Fair Market Value (as defined in the Loan Agreement) of m.v. “BOTAFOGO”.
We hereby confirm that all conditions precedent referred to in Clause 2.3 of the Fifth Supplemental Agreement have been satisfied. In accordance with Clauses 2.3 and 4.1 of the Fifth Supplemental Agreement the Second Effective Date is the date of this confirmation and the applicable amendments to the Loan Agreement are now effective.
Dated                                                            2018
Signed:

For and on behalf of
Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft

Schedule 3
The Charge Documents
(a)	All certificates in respect of the Initial Shares;
(b)	an undated letter of resignation signed by each of the directors of the Borrower together with a letter of authority to complete the same;
(c)	an undated instrument of transfer executed in blank in respect of all of the Initial Shares;
(d)	an undertaking from the Borrower;
(e)	an irrevocable proxy in favour of the Lender; and
(f)	an undated letter of instruction from the Borrower to change its address of record.

In witness of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.
Borrower

Signed and delivered		)
as a Deed		)
by Cerise Shipping Corp.		)
acting by		)
)
its duly authorised		)
Attorney-in-fact		)
in the presence of:
Anastasia Pavil
Witness signature:	/s/ Anastasia Pavil
Name:	Anastasia Pavil
Attorney-at-Law
Address:	52 Ag. Konstantinou Street – 151 24 Marouis Athens, Greece Tel.: +30 210 6410580

Existing Guarantor

Signed and delivered		)
as a Deed		)
by TMS Tankers Ld.		)
acting by		)
)
its duly authorised		)
Attorney-in-fact		)
in the presence of:
Anastasia Pavil
Witness signature:	/s/ Anastasia Pavil
Name:	Anastasia Pavil
Attorney-at-Law
Address:	52 Ag. Konstantinou Street – 151 24 Marouis Athens, Greece Tel.: +30 210 6410580

Manager

Signed and delivered		)
as a Deed		)
by TMS Tankers Ltd.		)
acting by		)
Savvas Tournis		)	/s/Savvas Tournis
its duly authorised		)
Attorney-in-fact		)
in the presence of:
Anastasia Pavil
Witness signature:	/s/ Anastasia Pavil
Name:	Anastasia Pavil
Attorney-at-Law
Address:	52 Ag. Konstantinou Street – 151 24 Marouis Athens, Greece Tel.: +30 210 6410580

Existing Charter

Signed and delivered		)
as a Deed		)
by Lilac Shipmanagement S.A.		)
acting by		)
Savvas Tournis		)	/s/Savvas Tournis
its duly authorised		)
Attorney-in-fact		)
in the presence of:
Anastasia Pavil
Witness signature:	/s/ Anastasia Pavil
Name:	Anastasia Pavil
Attorney-at-Law
Address:	52 Ag. Konstantinou Street – 151 24 Marouis Athens, Greece Tel.: +30 210 6410580

Lender

Signed and delivered		)
as a Deed		)
by Deutsche Bank Aktiengesellschaft Filiale Deutschlandgeschäft		)
acting by		)
James Foley-Comer		)	/s/ James Foley-Comer
its duly authorised		)
Attorney-in-fact		)
in the presence of:
Nicolo D'Anzi
Witness signature:	/s/ Nicolo D'Anzi
Name:	Nicolo D'Anzi

Address:	Stephenson Harwood LLP 1 Finsbury Circus London EC2M 7SH